UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 N Gould St., Ste R, Sheridan WY	82801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 814 7184

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 29, 2025, Ethical Web AI, Inc. (the “Company”) received approval from Amazon Web Services, Inc. (“AWS”) to join the AWS Software Partners program. As a result of this approval, the Company is now authorized to market its proprietary generative AI product, AI Vault, through the AWS Marketplace.

Please see Exhibit 99.1 hereto for a discussion of our new participation in the AWS Software Partners program.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits – See “Exhibits Index” set forth below.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025	Bubblr, Inc.

	By:	/s/ David Chetwood
	Name:	David Chetwood
	Title:	Chief Financial Officer and Secretary

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EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

99.1	Press Release dated April 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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